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                             DORSEY & WHITNEY LLP
                            Pillsbury Center South
                            220 South Sixth Street
                         Minneapolis, Minnesota 55402



                                                                     EXHIBIT 8.1
Education Loans Incorporated
105 First Avenue Southwest
Aberdeen, South Dakota 57401

     Re:  Registration Statement on Form S-1
          File No. 333-26679-01

Ladies and Gentlemen:

          We have acted as counsel to Education Loans Incorporated, a South Dakota nonprofit corporation (the "Original Issuer"), and Education Loans Incorporated, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended, by the Registrant of $923,470,000 Student Loan Asset-Backed Callable Notes, Series 1997-1 (the "Series 1997-1 Notes") to be issued by the Original Issuer under an Indenture, dated as of July 1, 1997 (the "Indenture"), between the Original Issuer and First Bank National Association, as trustee (the "Trustee"), the related preparation and filing of a registration statement on Form S-1, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on May 8, 1997 (the "Registration Statement"), and the preparation of a Prospectus, dated on or about October 30, 1997 (the "Prospectus"), relating to the offering and sale of the Series 1997-1 Notes. The Series 1997-1 Notes are described in the Prospectus forming part of the Registration Statement.

          You have requested our opinion with respect to the federal income tax characterization of the Series 1997-1 Notes. For purposes of rendering our opinion we have examined the Registration Statement, the Indenture and the related documents and agreements contemplated therein (collectively, the "Transaction Documents"), and we have reviewed such questions of law as we have considered necessary and appropriate. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.
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Education Loans Incorporated
October 17, 1997
Page 2


          Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury Department regulations issued thereunder, current published administrative positions of the Internal Revenue Service (the "Service") contained in revenue rulings and revenue procedures, and judicial decisions, all of which are subject to change, either prospectively or retroactively, and to possibly differing interpretations. Any change in such authorities may affect the opinions rendered herein. Our opinion is also based on the representations set forth in certificates, dated the date hereof, delivered to us by the Original Issuer and the Registrant, the representations and warranties set forth in the Transaction Documents and the assumptions that the Original Issuer, the Registrant, the Servicer and the Trustee will at all times comply with the requirements of the Transaction Documents.

          An opinion of counsel is predicated on all the facts and conditions set forth in the opinion and is based upon counsel's analysis of the statutes, regulatory interpretations and case law in effect as of the date of the opinion. It is not a guarantee of the current status of the law and should not be accepted as a guarantee that a court of law or an administrative agency will concur in the opinion.

          1. Characterization of the Series 1997-1 Notes. The characterization of an instrument as debt or equity for federal income tax purposes depends on all of the facts and circumstances in each case. In any such determination, several factors must be considered, including, among other things, the independence of the debt holder and equity holders, the intention of the parties to create a debt, the creation of a formal debt instrument, the safety of the principal amount, and the debt to equity ratio of the issuer. In this regard, we note that the Trustee and each Noteholder will agree to treat the Series 1997-1 Notes as debt for federal income tax purposes. Based on such agreement, the factors listed above and other considerations, it is our opinion that the Series 1997-1 Notes will be treated as debt for federal income tax purposes.

          2. Exemption of Interest on the Tax Exempt Series 1997-1 Notes. Interest on the Tax Exempt Series 1997-1 Notes is not includable in the gross income of the owners thereof for federal income tax purposes. Interest on the Tax Exempt Series 1997-1 Notes is an item of tax preference which is included in "alternative minimum taxable income" for purposes of the federal alternative minimum tax under Section 55 of the Code.
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Education Loans Incorporated
October 17, 1997
Page 3


          We consent to the filing of this opinion and of forms of our truesale and nonconsolidation opinions as Exhibit 8.1, 99.1 and 99.2, respectively, to the Registration Statement and to the use of our name under the heading "Tax Matters" in the Prospectus, and we hereby confirm that, insofar as they constitute statements of law or legal conclusions as to the likely outcome of material issues under the federal income tax laws, the discussion under such heading accurately sets forth our opinion.

Dated: October 17, 1997

                                    Very truly yours,

                                    /s/ DORSEY & WHITNEY

MER